Exhibit 3: Segment Information - Third Quarter 2007

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Spirits		Others
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	48.444	46.939	12.214	12.325	35.964	34.770	23.316	21.330	11.735	10.493	2.518	2.566
Other products	1.113	1.051	299	185	189	184	1.479	1.109	116	104	0	0
Total	49.558	47.990	12.513	12.510	36.152	34.954	24.795	22.439	11.851	10.597	2.518	2.566
% change	3,3%		0,0%		3,4%		10,5%		11,8%		-1,9%

Cost of sales	(20.059)	(19.200)	(7.002)	(6.234)	(17.672)	(17.374)	(15.312)	(14.665)	(6.517)	(6.413)	(1.916)	(1.584)
% of sales	40,5%	40,0%	56,0%	49,8%	48,9%	49,7%	61,8%	65,4%	55,0%	60,5%	76,1%	61,7%

SG&A	(18.425)	(18.209)	(5.797)	(5.810)	(16.048)	(15.662)	(7.095)	(5.975)	(4.033)	(3.666)	(503)	(566)
% of sales	37,2%	37,9%	46,3%	46,4%	44,4%	44,8%	28,6%	26,6%	34,0%	34,6%	20,0%	22,1%

Operating profit	11.074	10.580	(287)	467	2.432	1.918	2.388	1.799	1.300	518	99	416
% change	4,7%		NM		26,8%		32,7%		150,9%		-76,2%
% of sales	22,3%	22,0%	-2,3%	3,7%	6,7%	5,5%	9,6%	8,0%	11,0%	4,9%	3,9%	16,2%

Depreciation	4.781	4.675	1.272	1.455	2.546	2.580	1.344	1.321	392	282	474	336
Amortization	5	-	32	38	-	-	97	98	7	7	-	-
EBITDA	15.859	15.255	1.017	1.960	4.977	4.498	3.829	3.218	1.699	807	573	752
% change	4,0%		-48,1%		10,7%		19,0%		110,5%		-23,8%
% of sales	32,0%	31,8%	8,1%	15,7%	13,8%	12,9%	15,4%	14,3%	14,3%	7,6%	22,8%	29,3%

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine***		Spirits
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006
VOLUMES & PRICING
					Total**		Total		Total
Volume (HLs)	1.006.539	976.126	544.594	509.899	1.177.792	1.151.761	274.445	248.296	65.480	61.710
% change	3,1%		6,8%		2,3%		10,5%		6,1%

					Soft Drinks		Chile - Domestic
					809.842	789.232	152.520	138.465
					2,6%		10,1%
					Nectars		Chile - Bottled Exports
					164.275	141.846	107.441	97.542
					15,8%		10,1%
					Mineral Water
					203.675	220.682	Argentina
					-7,7%		14.484	12.288
							17,9%

* Volumes include exports of 41,183 HL (7,217 HL to Chile) and 18,854 HL (10,948 HL to Chile) in Q3'07 and Q3'06, respectively.
** In unit cases, sales from the soft drinks and mineral water segment totaled 21 million and 20 million in Q3'07 and Q3'06, respectively.
*** Volumes do not include bulk volumes of 40,507 HL (34,497 HL from Chile exports and 6,010 HL from Argentina) and 18,940 HL (13,210 HL from Chile exports and 5,730 HL from Argentina) in Q3'07 and Q3'06, respectively.
						Total		Total
Price (Ch$ / HL)	48.130	48.087	22.428	24.171	30.535	30.189	84.958	85.906	179.211	170.040
% change (real)	0,1%		-7,2%		1,1%		-1,1%		5,4%

					Soft Drinks		Chile - Domestic
					29.268	29.129	52.969	58.440
					0,5%		-9,4%
					Nectars		Chile - Bottled Exports
					42.449	42.583	125.458	123.105
					-0,3%		1,9%
					Mineral Water
					25.963	26.010	Argentina
					-0,2%		121.387	100.124
							21,2%